EXHIBIT 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
[Foundations by the Vineyard, Euless, Texas]
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is entered into to be effective as of July 31, 2015, by and between AP WP SERAMONT REIT LLC, a Delaware limited liability company ("Seller"), and STEADFAST ASSET HOLDINGS, INC., a California corporation ("Purchaser").
Recitals:
A.    Seller and Purchaser are parties to that certain Purchase and Sale Agreement effective June 29, 2015, relating to the purchase and sale of that certain real property commonly known as Foundations by the Vineyard, Euless, Texas, as more particularly described therein, as amended by email exchange of counsel dated July 30, 2015 (collectively the "Contract").
B.    Seller and Purchaser desire to amend the Contract as provided below.
Agreement:
NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and the mutual agreements herein contained, and in reliance thereon, Seller and Purchaser hereby agree as follows:

1.	Defined Terms. Except as expressly defined in this Amendment, all capitalized terms have the meaning(s) assigned in the Contract.

2.
Parallel Contacts-Tranches. Tranche A Contracts is hereby amended to be the Parallel Agreements for North Hills, Green and Vineyard. Tranche B Contracts is hereby amended to be the Parallel Agreements for Lake and this Contract.

3.
Parallel Amendments. This Amendment is being executed simultaneously with amendments of all of the Parallel Agreements ("Parallel Amendments") and the effectiveness of this Amendment is conditioned upon the full execution and delivery of Parallel Amendments.

4.
Parallel Agreements. Seller agrees that if any of the Parallel Agreements are terminated by Purchaser pursuant to the "New Survey" provision of the applicable Parallel Amendment (which is the equivalent of Paragraph 8 of this Amendment), Seller shall notify Purchaser ("Parallel Termination Notice") before 11:00 a.m. CDT on August 24, 2015 (which notice may be given by email without the need for confirming overnight messenger) whether or not Seller is electing to terminate this Contract as a result of the termination by Purchaser of any Parallel Agreement. To the extent Seller fails to timely deliver a Parallel Termination Notice, Seller will be deemed to have terminated this Contract.

First Amendment to Purchase and Sale Agreement	1
15269529_2

5.	Closing Date. The first paragraph of Section 5(a) of the Contract is deleted in its entirely and amended to read as follows:

"(a)
Closing Date. The closing of the sale of the Property to Purchaser (the "Closing") shall take place at the Title Company on September 10, 2015 (the "Closing Date"). The parties may effect the Closing by making their Closing deliveries into escrow with Title Company pursuant to escrow instructions that do not conflict with the terms of this Contract. Simultaneously with the Closing of the Tranche A Contracts, Purchaser shall deliver to the Title Company an additional deposit in the amount of $1,233,000 (the "Additional Extension Deposit"), which shall be added to and become a part of the Earnest Money for all purposes. Notwithstanding the provisions of Section 2(a) of this Contract, if Seller elects to extend the Closing for the Lake Parallel Agreement pursuant to Paragraph 5 of the Parallel Amendment for Lake, Closing shall nonetheless occur under this Contract on the Closing Date.

6.
Cost of Survey. The second sentence of Section 7(a) of the Contract which read: " At Closing, Purchaser shall reimburse Seller for the actual out-of-pocket amount paid by Seller to the surveyor for the Survey in the amount of $6,000 and the Purchaser will bear any cost to modify or change the Survey to include any items beyond the survey requirements of FREDDIE MAC and FANNIE MAE." is hereby deleted in its entirety and amended to read "Seller shall bear the expense of and shall pay for the Survey without any reimbursement whatsoever by the Purchaser". Purchaser acknowledges receipt of the Survey, dated July 30, 2015, prepared by Marshall Lancaster TRPLS No 4873 ("Old Survey"). The provision shall not amend Paragraph 8 of this Amendment and for any avoidance of doubt, Purchaser shall bear the full cost of and shall pay for the New Survey (as defined in Paragraph 8 of this Amendment) and Seller shall bear the full cost of and shall pay for the Old Survey.

7.
Feasibility Period. Purchaser acknowledges the Feasibility Period has expired and as a result, except as expressly provided in Paragraph 8 of this Amendment, Purchaser has waived its rights to terminate the Contract expiring with the Feasibility Period including, without limitation, pursuant to Sections 6, and 7 of the Contract. For avoidance of any doubt, Purchaser has waived any unsatisfied title objection, all of which shall be considered Permitted Exceptions.

First Amendment to Purchase and Sale Agreement	2
15269529_2

8.
New Survey. Purchaser shall, at Purchaser's sole cost and expense, promptly obtain a new survey of the Property ("New Survey") which New Survey shall include all the Lender Requirements (as hereinafter defined. Purchaser shall use commercially reasonable efforts to obtain the New Survey on or before August 21, 2015. If and only if the New Survey either (a) contains a material adverse inconsistency with or deviation from the Old Survey, or (b) the Purchaser's lender for the Project objects to the Lender Requirements as reflected on the New Survey, Purchaser shall have the option, exercisable until 5:00 p.m. Central Time on August 23, 2015 by written notice to Seller (which notice may be given by email without the need for confirming overnight messenger), to terminate this Contract, in which case the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) shall be refunded to Purchaser, and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations that survive termination. For purposes hereof, "Table A" shall mean Table A of the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys effective 2/23/2011. For purposes hereof, the "Lender Requirements" shall mean:

(a)
The New Survey certification includes Item 7(c) of Table A showing building heights of buildings located on the Property and Item 20(a) of Table A showing improvements within offsite easements or servitudes.

(b)	The New Survey shall reflect the same legal description as then most current proforma Owner's Title Policy.

(c)
The New Survey certification includes Item 6(b) of Table A showing zoning information, including building setback lines and any nonconforming items based on Purchaser's current zoning report which Purchaser shall provide to the preparer of the New Survey.

(d)	The New Survey shall not contain any not plotted items without explanation of why such item is not plottable, such as because it is not a survey item or because the item is blanket in nature.

(e)	The New Survey shall clearly mark the location of any encroachment and add either a schedule of encroachments or include a statement there are no encroachments.

(f)	The New Survey shall include a building square footage table.

First Amendment to Purchase and Sale Agreement	3
15269529_2

9.	Miscellaneous.

(a)	Except as amended by this Amendment, the Contract remains effective in accordance with its terms. The terms of this Amendment will control over any conflicts between it and the terms of the Contract.

(b)
This Amendment may be executed in a number of identical counterparts, and a facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

First Amendment to Purchase and Sale Agreement	4
15269529_2

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date first written above.

SELLER:

AP WP SERAMONT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By:	/s/ Curtis W. Walker
Name:	Curtis W. Walker
Title:	Designated Representative
Date signed:	July 31, 2015

PURCHASER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Secretary

Date signed:    July 31, 2015

First Amendment to Purchase and Sale Agreement
Signature Page